                                                          CONFIDENTIAL TREATMENT
                                                                   EXHIBIT 10.49

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                               AGREEMENT OF SALE
                               -----------------

This Agreement is entered into on the 1st day of January 1998 between:

1. ARCO CHEMIE NEDERLAND, LTD. acting through its Dutch branch at Theemsweg 14, Botlek, 3000 HD Rotterdam, The Netherlands ("Seller"); and

2. STYROCHEM FINLAND OY having its registered office at P.O. Box 360, 06101 Porvoo, Finland ("Buyer").

The parties agree as follows:

1.   SALE AND PURCHASE OF PRODUCT - SPECIFICATIONS
     ---------------------------------------------

     1.1  Seller shall sell, and Buyer shall purchase, the following product:

               Styrene Monomer T2

               Such product is hereinafter referred to as "Product".

     1.2  The Product shall meet the specifications attached at Annex 1 hereto.

2.   QUANTITY
     --------

     2.1 Buyer shall purchase and Seller shall sell the following quantities of Product +/- 5% at Buyer's option:

               1998                 [   ] KT
               1999                 [   ] KT
               2000                 [   ] KT

               2001                 [   ] KT
               2002 and beyond      [   ] KT

     2.2 In the event that Buyer wishes to buy quantities of Product in excess of the quantities specified in section 2.1 in any one calendar year, Buyer shall place the additional order with Seller on or before [ ] of the preceding calendar year and Seller shall notify Buyer of its acceptance or rejection thereof on or before [ ] of the preceding calendar year.

     2.3 Buyer shall use its best efforts to take the Product in regular monthly quantities.

3.   DURATION
     --------

     This Agreement shall come into force on 1 January 1998 and shall continue for an initial period of five years. It shall continue thereafter unless and until terminated by either party giving not less than one calendar year prior written notice to the other party expiring on 31 December 2002 at the earliest.

4.   PRICE AND REBATE
     ----------------

     4.1  The price for the Product is the lowest of:

          1)   ICIS contract low less [       ]%
                    or
          2)   the average of [      ]
                    or
          3)   ICIS contract low less [       ]% of Market Premium
                    or

          4)   USGC CMAI market contract low less [       ]% plus freight and
               duty
                    or
          5)   [                  ] plus freight and duty;

          the transatlantic freight and the freight from Rotterdam to Pori or Porvoo to be agreed during the first month of any calendar year by Buyer and Seller. Seller shall send Buyer quotations from shippers prior to 14 January of any calendar year. The freight shall be fixed
          at $[          ]/MT for 1998 USGC/Rotterdam.

          where: Market Premium = ICIS contract low less Cost.

          Cost = A + B + C + D + E

          A =  [       ] DM/MT capital recovery escalated with the rate of
               inflation in the Netherlands

          B =  [       ] DM/MT (L/L) fixed cash cost, where

               L    =  the latest wage index known on the last day of the
                       relevant month as published by the Dutch CBS under the reference "Indexcijfers CAO lonen per month, inclusief bijzondere beloningen (1990=100) -Chemische Industrie, category adult workers"

               L/o/ = the October 1997 "Indexcijfer CAO lonen per month inclusief bijzondere beloningen" category adult workers = 118.8

          C =  [       ] DM/MT (NG/NGo) variable cash cost, where

              NG    =  N.V. Nederlandse Gasunie listed quarterly price
                       (Verrekenprijzen Grootverbruikers) for natural gas (zone
                       D) including any taxes, monthly fees or other charges expressed in Dfl per Nm/3/of standard Groningen natural gas with a calorific value of 35.17 MJ per Nm/3/

              NG/o/ =  the January 1, 1998 natural gas price, i.e.
                       Dfl.0.22559

          D = [       ] MT x market ethylene (contract)

          E = [       ] MT x market benzene (contract)

          Reference:
          ----------

          * ICIS - LOR European or CMAI United States Bimonthly publication (monomer market report) published closest prior to the bill of lading date.

          * Rates of exchange as published by the Financial Times on the Monday prior to the bill of lading date.

     4.2 Buyer shall be entitled to an annual volume rebate of [ ]% of the total amount invoiced upon achievement of the volumes set out in article 2.1, payable by credit note on or before [ ] of the subsequent calendar year.

5.   MODE OF DELIVERY
     ----------------

     The Product shall be delivered by vessel in 2500-3000 MT lots unless otherwise agreed prior to shipment.

6.   DELIVERY TERMS
     --------------

     6.1 The Product shall be delivered CIF Pori or Porvoo (Incoterms 1990 to apply) unless article 6.2 applies.

     6.2 If the Price for the Product is as set out in article 4.1, 4) or 5) above and Buyer and Seller fail to agree the freight charges, the Product shall be delivered FOB USGC (Incoterms 1990 to apply).

7.   TAXES
     -----

     The Buyer shall pay to the Seller in addition to the price herein provided, any sales tax and/or value added tax (BTW) tax or equivalent thereof that might currently or in the future be imposed by any government authority with respect to the sale of the Product by Seller to Buyer.

8.   PAYMENT - CREDIT
     ----------------

     8.1 At the time of shipment, Seller shall send Buyer a provisional invoice in Deutsch marks estimating the price for the relevant shipment.

     8.2 By the end of the calendar month in which delivery occurs, Seller shall invoice Buyer with a final invoice in Deutsch marks for deliveries made during that month.

     8.3  Payment must be made by [ ] by bank transfer.

     8.4 If Buyer does not pay any amount which Buyer owes on the basis of the above, Seller shall be entitled to payment of interest on the amount of all Seller's claims which are overdue in the amount of [ ]% per month or part of a month during which Buyer remains in default. This interest obligation is also effective for all interest which is due for longer than a year.

     8.5 If Buyer fails to pay Seller in accordance with the above terms, then Seller, at its option and without prejudice to its other rights and remedies, may (i) terminate this Contract forthwith and without notice, (ii) suspend deliveries until all indebtedness is paid in full, and/or (iii) place Buyer on a cash-on-delivery basis. In the event of default in payment, Buyer shall pay Seller's reasonable costs of collection, including, but not limited to, reasonable attorneys' fees.

     8.6 If in the sole and reasonable opinion of Seller the financial standing of Buyer is impaired or unsatisfactory, deliveries may be suspended or Buyer may be placed on cash-on-delivery status until arrangements are made for security satisfactory to Seller or, at Seller's option, until all of Buyer's indebtedness to Seller is paid in full.

     8.7 Except as provided in article 4.2, no prompt payment or other type of discount applies and all payments under this Contract shall be made at the full invoiced amount.

     8.8 Invoicing will be in Deutsch Marks. The exchange rates published in the Financial Times on the Monday prior to shipment shall be used. The Deutsch Mark shall be replaced by the Euro upon its introduction.

9.   SHIPMENTS
     ---------

     9.1  Buyer shall place individual orders and give shipping instructions at
          the latest [   ] days prior to the desired delivery date.  Buyer's
          shipping instructions shall include all pertinent information, including but not limited to desired date of delivery or loading.
          Seller shall confirm availability of Product within [      ] hours of
          receipt of the order and the delivery date within [      ] working
          days of receipt of the order. Seller shall use reasonable endeavours to meet the desired delivery date.

          If Seller is unable to deliver an individual order accepted by Seller on or before the delivery date agreed upon for any reason except those described in article 12, Purchaser shall be entitled to place orders with a third party to the extent that such is necessary to prevent a reduction in their operations which cannot be recovered at a later date. In such case, Seller shall be liable to Buyer for the amount, if any, that Buyer pays to such third party in excess of the price which would have been payable by Buyer under the terms of this Agreement and any such quantities purchased from that third party shall be deemed to have been supplied by Seller for the purposes of article 4.2.

     9.2 Buyer shall promptly receive and unload shipments and pay all demurrage, rental and other charges or damages resulting from Buyer's delay in receiving or unloading the Product.

     9.3 Shipments shall not be diverted or reconsigned by Buyer without the prior written consent of Seller other than to Neste Oy or Norlatex.

10.  TRANSFER OF TITLE
     -----------------

     Title to the Product shall transfer upon delivery to Buyer.

11.  RISK OF LOSS - LIABILITY
     ------------------------

     Risk of loss in connection with the Product shall pass from Seller to Buyer as specified in the Incoterms 1990. Liability in connection with the Product shall pass from Seller to Buyer at the same time as the risk of loss.

12.  FORCE MAJEUR
     ------------

     12.1 When either party's ability to manufacture or deliver or receive Product or to otherwise perform under this Contract (other than Buyer's obligation or ability to make payment for Product delivered under this Contract) is impeded, restricted, or affected (A) by any cause beyond such Party's reasonable control such as, but not limited to, (i) fire, explosion, flood, storm, earthquake, tidal wave, war, military operation, national emergency, civil commotion, or other event of the type of the foregoing,

          (ii) any strike or other difference with workers or unions (without regard to the reasonableness of acceding to the demands of such workers or unions), (iii) any governmental law, regulation, decree, order, or similar act, or (iv) any shortage in supplies of, or impairment in the facilities of production, manufacture, transportation, or distribution of, either party attributable to (a) mechanical or other breakdown or failure, (b) the order, requisition, request, or recommendation of any governmental agency or acting governmental authority, or either party's compliance therewith, (c) governmental proration, regulation, or priority, or (d) the inability of Seller to obtain, on terms deemed to be reasonable, any feedstock or other raw material (including energy) or (B) by any cause beyond such party's reasonable control, similar or dissimilar to any aforementioned cause, then the party whose ability is so impeded, restricted, or affected shall have the right, by notice to the other party, to reduce or suspend, in part or in full, deliveries or receipt of Product hereunder for the period during which such cause persists.

     12.2 For the purpose of the application and interpretation of the provisions of this Article, it is expressly deemed that all Product is to be produced at Seller's own facilities. If Seller's ability to supply Buyer with Product from Seller's facility is impeded, restricted, or affected by one or more of the aforesaid causes, then Seller shall use its reasonable efforts to supply Product from its worldwide production capacity. Seller shall not be under the obligation to purchase or obtain the Product for Buyer on the open market or from other producers or suppliers of the Product.

          However, in the event that Seller should, nevertheless, decide to purchase or obtain Product on the open market or from other producers or suppliers of Product, then any such purchase or obtaining of Product shall not create a continuing obligation for Seller to do so.

     12.3 Seller's obligation to sell Product is subject to modification and reduction in accordance with any present or future allocation programme of any governmental authority.

13.  CLAIMS
     ------

     13.1 All claims of Buyer with respect to the quality or quantity of Products sold and delivered pursuant to this Contract shall be deemed waived and forever barred unless Buyer notifies Seller of the nature and details of the claim in writing within thirty days after the defect could have reasonably been detected. Any such claim that is not asserted as a claim, counterclaim, defence, or set-off in a judicial proceeding instituted within one year after Seller's written denial thereof shall be forever waived, barred and released.

     13.2 If the Product meets the specifications set out in Annex 1, Buyer assumes all risk and responsibility for the handling of any Product, for the results obtained by the use of any Product in manufacturing processes or otherwise, or for the results obtained by the use of any Product in combination with other substances, irrespective of the fact that such use or any handling of such Product may be in accordance with any description, advice, or suggestion of Seller. If any description, advice, or suggestion is given, it is given and accepted at Buyer's risk, and Seller shall not be responsible or liable therefor or for the results thereof.

14.  PRODUCT HAZARDS
     ---------------

     Buyer acknowledges receipt of Seller's Material Safety Data Sheets for Product and is aware of the hazards or risks in handling or using Product. Buyer shall fully inform its employees, agents, contractors, and customers who handle, use, buy, or may be exposed to any Product of such Product's hazards or risks and shall hold Seller harmless from all claims by its employees and such other third parties for compensation for damages caused by the Product to the extent such damage is addressed in the Material Safety Data Sheets. Buyer shall provide copies of Seller's Material Safety Data Sheets, and any updates furnished by Seller, to all such employees, agents, contractors, and customers; and Buyer shall conspicuously post the Material Safety Data Sheets throughout the area of Buyer's plants or premises where exposure to any Product may occur.

15.  WARRANTIES
     ----------

     15.1 Seller warrants that all Product shall meet the specifications established in this Contract.

     15.2 Seller warrants that all Product shall be delivered free of the rightful claim by anyone of infringement of any patent or other right.

     15.3 Seller makes no other express or implied warranty, statutory or otherwise, concerning any product, including, without limitation, any warranty of fitness for a particular purpose, any warranty of merchantability, or any warranty as to quality or correspondence with any description or sample. Seller does not warrant against any claim of infringement of any patent based on (1) combinations of any product with other materials or (2) the use of any product in the operation of any process.

16.  LIMITATION OF DAMAGES
     ---------------------

     Buyer's exclusive remedy for any and all losses or damages resulting from the sale of Product under this Contract, including, but not limited to, any allegation of breach of warranty, breach of contract, negligence, or strict liability, shall be limited, at Buyer's option to either the return of the purchase price or the replacement of the particular product for which a claim is made and proved.

17.  FURTHER LIMITATION OF DAMAGES
     -----------------------------

     In no event shall Seller be liable for any special, consequential, incidental, or indirect losses or damages attributable to the sale of Product under this Contract or to any other matter arising out of or in connection with this Contract except that Seller shall be liable for all reasonable expenses (including reasonable legal fees) incurred by Buyer in collecting amounts due from Seller under the terms of this Agreement or in enforcing any other rightful claims Buyer may have under the terms of this Agreement.

18.  DEFAULT
     -------

     18.1 If either party does not perform, does not timely perform or does not properly perform one or more of its material obligations within ten
          (10) days after written notification from the other party, is declared bankrupt, applies for a moratorium of payment, starts to liquidate its business, offers a settlement agreement to its creditors, or appears in any other way to be insolvent, the other party shall be entitled to suspend its obligations until arrangements are made for security satisfactory to such other party or until all indebtedness to such other party is paid in full or at such other party's option to terminate the contract by giving notice of termination without judicial intervention and without a term of notice and in addition, to claim compensation for costs, damages and interest.

     18.2 Seller's obligation to deliver will be suspended for so long as Buyer has not complied with any obligation towards Seller. Buyer's obligation to pay will be suspended for so long as Seller has not complied with any obligation towards Buyer.

19.  CONFIDENTIALITY
     ---------------

     Unless otherwise agreed between the Parties, any information exchanged between Buyer and Seller pursuant to this Agreement, including the content of this Agreement, is strictly confidential and shall neither be communicated to any third Party nor be used for other purposes than the performance of this Agreement.

20.  GENERAL
     -------

     20.1 This Contract shall be binding upon and inure to the benefit of the successors and assigns of Buyer and the successors and assigns of Seller, but shall not be assigned by either party, except to an affiliate, without the prior written consent of the other party.

     20.2 This Contract is to be construed in accordance with English law. Any dispute arising from this contract shall be submitted to the competent Court in the London, England.

     20.3 No amendment, addition to, modification, or waiver of all or any part of this Contract shall be of any force or effect unless in writing and signed by Seller and Buyer. If the provisions of this Contract and the provisions of any purchase order or order acknowledgment written in connection with this Contract conflict, then the provisions of this Contract shall prevail.

     20.4 The applicability of any conditions of Buyer or Seller other than those set forth herein is expressly rejected.

     20.5 Any notice required or permitted under this Contract shall be given by letter, telex, or telefax to the Parties as follows:

          To Buyer:  Styrochem Finland OY
                     Attention of:  Mr. Henrik Akermark
                     PO Box 360
                     FIN-0601 Porvoo
                     Finland

          with a copy to:
                     Styrochem U.S., Inc.
                     Attention of:  Mr. Thomas Springer
                     7980 West Buckeye Road
                     Phoenix, AZ  85043
                     U.S.A.

          To Seller: ARCO Chemie Nederland, Ltd.
                     c/o ARCO Chemical Europe, Inc.
                     Attention of:  Global Director Styrene
                     ARCO Chemical House
                     Bridge Avenue
                     Maidenhead
                     Berkshire SL6 1YP
                     United Kingdom

IN WITNESS WHEREOF, Seller and Buyer have executed this Contract in counterparts as of the date first above written.

ARCO CHEMIE NEDERLAND, LTD.
By:    /s/ J.P. Benders
       ------------------------
Title:  MFG. Director Benelux
       ------------------------


STYROCHEM FINLAND OY
By:     /s/ Donald Rogalski
       ------------------------
Title:   SR VP Admin.
       ------------------------

                                    ANNEX 1


PRODUCT FOR RESALE SALES SPECIFICATIONS


                                                 Date        : January 1998
                                                 Reference   : JPP/PAR/S/STY01
                                                 Revision    : 02



                                STYRENE MONOMER


Property                         Specification Limits  Test Method
-------------------------------  --------------------  ------------


Purity, % wt                     99.7 min              ASTM D-5135

Inhibitor, ppm wt                10 - 15               ASTM D-4590

Polymers, ppm wt                 10 max.               ASTM D-2121A

Aldehydes, ppm wt                100 max.              ASTM D-2119

Peroxides, ppm wt                50 max.               ASTM D-2340

Chlorides, ppm wt                10 max.               UOP-779

Sulphur total, ppm wt            25 max.               ASTM D3120

Platinium-Cobalt Colour scale    10 max.               ASTM D-1209

Ethylbenzene, ppm wt             500 max.              ASTM D-5135

Benzene, ppm wt                  1 max.                GC
